                                                                   EXHIBIT 10.22
                                                                   -------------

                            INTER-COMPANY AGREEMENT

     THIS INTER-COMPANY AGREEMENT is made and entered into as of April 7, 1999 between CMGI, Inc., a Delaware corporation ("CMGI") and Engage Technologies, Inc., a Delaware corporation and a majority-owned subsidiary of CMGI ("Engage").

     WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of April 7, 1999 and attached hereto as Exhibit A (the "Purchase Agreement"), by and among CMGI, Engage, I/PRO and the certain stockholders (the "Stockholders") of Internet Profiles Corporation, a California corporation ("I/PRO"), Engage and CMGI have agreed to acquire at least 90% of the capital stock of I/PRO;

     WHEREAS, Engage wishes to merge a corporation formed and incorporated in Delaware and wholly owned by Engage with I/PRO in accordance with California law, in which I/PRO will be the surviving company and wholly owned by Engage and in which the remaining stockholders of I/PRO will receive cash compensation (the "Merger"); and

     WHEREAS, CMGI will hold over 80% of the capital stock of Engage on a fully diluted, as converted basis after consummation of the transactions contemplated by this Inter-Company Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration, the parties hereto hereby agree as follows:

     1. Upon the terms and subject to the conditions of this Inter-Company Agreement (the "Agreement"), CMGI hereby agrees to contribute to Engage, and Engage hereby agrees to accept from CMGI, all shares of I/PRO common stock, par value $0.001 per share, (the "I/PRO Stock") purchased by CMGI on April 7, 1999, pursuant to Section 1.1(b) of the Purchase Agreement (purchased by CMGI in return for 180,266 shares of CMGI Common Stock disbursed by CMGI to Stockholders as part of the Initial Consideration as provided therein). In consideration for such I/PRO Stock, and for CMGI's cash payments of (a) $1,160,000 distributed pursuant to Section 7.3 of the Purchase Agreement and (b) $27.13 distributed for fractional shares; and (c) $612,838.08 distributed to unaccredited shareholders and as part of the squeezeout merger (less $112,498.50 received back by CMGI as the exercise price of the Comdisco warrant) and all as set forth in the Breakdown of the Initial IPRO Price hereby certified by Engage to be true and correct and attached hereto as Exhibit B, Engage hereby agrees to issue to CMGI 218,460 shares of Series C Preferred Stock of Engage valued at $101.10 per share with an Applicable Purchase Price of $ 101.10 per share, and initially convertible into 2,184,600 shares of Engage Common Stock. Such Series C Preferred Stock shall have the rights and privileges as are set forth in the form of Certificate of Designations attached hereto as Exhibit C. In the event CMGI is required to pay any additional amounts in connection with the initial acquisition of

I/PRO (exclusive of Contingent Consideration or amounts paid in connection with any claimed breach of Section 4 of the Purchase Agreement) whether in connection with appraisal rights or additional payments to unaccredited investors or in connection with the squeezeout merger or otherwise, then Engage shall immediately reimburse CMGI for any and all such payments by paying CMGI, at CMGI's sole option, cash in the amount of such payments or by issuing to CMGI additional shares of Engage Series C Preferred Stock and valued for purposes of this calculation at $101.10 per share with an Applicable Purchase Price of $
101.10 per share (or following a Qualified Public Offering by issuing to CMGI shares of Engage Common Stock into which said shares of Series C Preferred Stock would have been converted upon such Qualified Public offering valued for purposes of this calculation at $ 10.11 per share). Sums payable out of the Escrow to the Purchasers shall be paid entirely to Engage.

     2. The transactions contemplated by Section 1 of this Inter-Company Agreement shall for purposes of this Agreement be deemed to have taken place on April 7, 1999, the closing date of the I/PRO acquisition.

     3. Any amounts paid by CMGI pursuant to the Purchase Agreement in connection with the payment of Contingent Consideration shall be paid by CMGI in cash or CMGI common stock, as applicable. Engage shall immediately reimburse CMGI for any and all such payments by paying CMGI, at CMGI's sole option, cash in the amount of such payments or by issuing to CMGI additional shares of Engage Series C Preferred Stock valued for purposes of this calculation with reference to the total enterprise valuation of Engage as of the end of the immediately preceding fiscal quarter (as determined by the Board of Directors of Engage in good faith and in a manner consistent with past practice and satisfactory to CMGI in all respects) (or following a Qualified Public Offering by issuing to CMGI shares of Engage Common Stock valued at the average closing price of such stock during the 20 trading days ending on the third trading day prior to the date of issuance). All CMGI Common Stock shall be valued in accordance with
Section 1.1 (b)(vii) of the Purchase Agreement.

     4. Attached hereto as Exhibit D is the capitalization table of Engage as of the date hereof, after giving effect to the initial acquisition transactions contemplated by the Purchase Agreement.

     5. As between CMGI and Engage, any liability arising from a breach of any representation in Section 4 of the Purchase Agreement relating to CMGI shall be the responsibility of CMGI, and any liability arising from a breach of any representation in Section 4 relating to Engage shall be the responsibility of Engage.

     6. The purpose of this Agreement is to provide for the equitable adjustment of amounts due Engage and CMGI with respect to the acquisition of

I/PRO by Engage as set forth above and shall not under any circumstances be deemed to create any rights in, or confer any benefits upon, any third party or parties (including, without limitation, the former stockholders of I/PRO) in any respect. Nothing herein shall be construed as waiving or affecting any respective rights of the Purchasers with respect to any amounts held in escrow or with respect to any amounts due from the Stockholders or with respect to any indemnification obligations or otherwise. Capitalized terms used herein which are defined in the Purchase Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

     IN WITNESS WHEREOF, the parties have executed this Inter-Company Agreement as of the date first above written.

                                  CMGI, INC.


                                  By:   /s/ Andrew J. Hajducky
                                       -----------------------------------------
                                       Name:  Andrew J. Hajducky III
                                       Title: Chief Financial Officer


                                  ENGAGE TECHNOLOGIES, INC.


                                  By:   /s/ Stephen Royal
                                       -----------------------------------------
                                       Name:  Stephen Royal
                                       Title: Chief Financial Officer

                                   EXHIBIT A
                                   ---------

     This Exhibit A to the Inter-Company Agreement between CMGI and Engage has
          ---------
been filed as Exhibit 10.26, Stock Purchase Agreement by and among CMGI, Engage,
              -------------
Internet Profiles Corporation and certain stockholders of Internet Profiles Corporation listed on Schedule 1 attached thereto, dated April 7, 1999.

                                   EXHIBIT B
                                   ---------

                              ENGAGE TECHNOLOGIES
                    BREAKDOWN OF INITIAL IPRO PURCHASE PRICE

Amounts disbursed by Engage
Engage shares (505,092 shares at $10.11)                                                     5,106,480.12
Consideration in the form of Engage options                                                  2,807,222.28
                                                                                            -------------
     Net paid by Engage                                                                      7,913,702.40

Amounts disbursed by CMGI
CMGI shares (180,266 shares at $113.31)                                                     20,425,940.46

Cash
Section 7.3 expenses                                                    1,160,000.00a
Cash for fractional shares                                                     27.13
Cash to unaccredited shareholders and squeezeouts                         612,838.08
Comdisco warrant exercise price coming back to CMGI                      (112,498.50)
                                                                       -------------
     Net cash disbursed/to be disbursed by CMGI                                              1,660,366.71
                                                                                            -------------
Total deal cost                                                                             30,000,009.57
                                                                                            =============

Amount for CMGI to recover through intercompany agreement                                   22,086,307.17
                                                                             218,460 Preferred Series C

 a Note that actual 7.3 expenses to date paid by CMGI are $1,135,276.95 representing a savings of $24,723.05 (IPRO made a payment on their line subsequent to providing the estimate of 7.3 expenses to us). Under the terms of the Stock Purchase Agreement, any difference between actual and assumed obligations is to be refunded to stockholders. The above assumes that CMGI will need to refund $24,732 to the IPRO shareholders, presumably into escrow.

----------------------------------------------------------------
Wires sent by CMGI
----------------------------------------------------------------

Party                                                                      Date Sent          Amount
---------------------------------------------------------------------------------------------------------
Wire to Hambrecht                                                             4/7/99           254,000.00
Wire to IPRO for bonuses                                                     4/13/99           230,371.00
SVB payoff                                                                    4/7/99           475,905.95
IPRO's legal fees                                                             4/7/99           175,000.00
Shortfall in expenses                                                                           24,723.05
                                                                                            -------------
     Total 7.3 expenses                                                                      1,160,000.00
                                                                                            -------------

Unaccredited shareholders payout 1                                           4/15/99           236,018.88
Cash for fractional shares                                                                          27.13
Unaccredited shareholders payout 2                                           4/26/99           376,819.20
                                                                                            -------------
     Total cash payments to unaccredited investors                                             612,865.21
                                                                                            -------------

                                                                                            -------------
Chech coming back to CMGI                                                                     (112,498.50)
                                                                                            -------------
                                                                                            -------------

                                   EXHIBIT C
                                   ---------

                         CERTIFICATE OF DESIGNATION OF

                     SERIES C CONVERTIBLE PREFERRED STOCK

     Engage Technologies, Inc., a Delaware corporation (the "Company"), pursuant to authority conferred on the Board of Directors of the Company by the Certificate of Incorporation of the Company, as amended to date, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Company, at a meeting duly held on May 5, 1999, has duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series C Convertible Preferred Stock" and to consist of two million (2,000,000) shares as follows:

     RESOLVED: That, pursuant to the authority expressly granted and vested in the Board of Directors of the Company in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware and its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Company hereby is established, consisting of two million (2,000,000) shares to be designated "Series C Convertible Preferred Stock" (hereinafter "Series C Preferred Stock"); the Board of Directors be and hereby is authorized to issue such shares of Series C Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by the Amended and Restated Certificate of Incorporation, the powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series C Preferred Stock shall be as follows:

     1.   Designation.  This series of Preferred Stock, par value $0.01 per
          -----------
share, shall be designated the "Series C Convertible Preferred Stock" (hereinafter "Series C Preferred Stock").

     2.   Dividends.
          ---------

          (a) The holders of shares of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends computed at a rate of 7% of the Applicable Purchase Price (as defined in Section 3(a) below) per share per annum (or a proportional part thereof for a portion of a year and all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) commencing as of the date the particular shares of Series C Preferred Stock are issued (the "Applicable Issue Date"), payable when, as and if declared by the Board of Directors of the Company. The right to receive dividends on Series C Preferred Stock shall be non- cumulative, and no right to receive dividends shall accrue by reason of the fact that no dividends have been declared on the Series C Preferred Stock in any or every prior year.

          (b) The Company shall not declare or pay any distributions on shares of Common Stock until the holders of shares of Series C Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 2 calculated on a cumulative basis from the date of issuance of said stock compounded annually as of any anniversary of the date of issuance of such shares.

          (c) For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Company, or the purchase or redemption of shares of the Company (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Company pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Company) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Company.

     3.   Liquidation, Dissolution or Winding Up.
          --------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Company, and provided that the amount available for distribution to each holder of the Series C Preferred Stock pursuant to this Section 3 is less than the Applicable Purchase Price (as defined below) per share plus a dividend computed at a rate of 7% per share per annum, compounded annually beginning as of the Applicable Issue Date (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event as provided in Section 5(e)(ii) hereof), whether voluntary or involuntary, the entire assets of the Company available for such distribution shall, after satisfaction of all payment obligations under the Company's Series A Preferred Stock, be distributed ratably among the holders of the Series C Preferred Stock. The "Applicable Purchase Price" for each share of Series C Preferred Stock shall be the price paid for such share on the Applicable Issue Date.

It is expressly contemplated that separate tranches of shares of Series C Preferred Stock issued on different dates will have different Applicable Purchase Prices.

          (b) In the event of any liquidation, dissolution or winding up of the Company, and provided that the amount available for distribution to each holder of the Series C Preferred Stock pursuant to this Section 3 is at least equal to the Applicable Purchase Price per share plus a dividend computed at a rate of 7% of the Applicable Purchase Price for each such share per annum, compounded annually as of the Applicable Issue Date (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event as provided in Section 5(e)(ii) hereof), whether voluntary or involuntary, holders of each share of Series C Preferred Stock shall, after satisfaction of all payment obligations under the Company's Series A Preferred Stock, be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or earnings, before any sums shall be paid or any assets distributed among the holders of any other class of capital stock, an amount equal to the Applicable Purchase Price for each share of Series C Preferred Stock plus a dividend computed at a rate of 7% per share per annum, compounded annually as of the Applicable Issue Date. After the payment of the preferential amount required to be paid to the holders of the Series C Preferred Stock, upon the liquidation, dissolution or winding up of the Company, the holders of shares of the Company's Common Stock shall be entitled to receive the remaining assets and funds of the Company available for distribution to its stockholders.

          (c) A consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3; provided, however, that each holder of Series C Preferred Stock shall have the right to elect the benefits of the provisions of
Section 5(h) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 3. Each holder of Series C Preferred Stock shall notify the Company in advance of its election to obtain the benefits of this Section 3(c) or of Section 5(h), which notification shall be given not later than a date specified in writing to each holder by the Company to be at least five (5) days prior to the effective date of such consolidation, merger or sale. If a holder fails to make any election, he shall be deemed to have elected the benefits of this Section 3(c).

          (d) Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

     4.   Voting Power. Except as otherwise expressly provided in Section  7
          ------------
hereof, or as required by law, each holder of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series C Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof (taking into account all declared and unpaid dividends, if any, with respect to such Series C Preferred Stock), at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

Except as otherwise expressly provided herein or as required by law, the holders of shares of Series C Preferred Stock and of Common Stock shall be entitled to vote together as a class on all matters.

     5.   Conversion Rights. The holders of the Series C Preferred Stock shall
          -----------------
have the following conversion rights:

          (a) General. Subject to and in compliance with the provisions of this
              -------
Section 5, any shares of the Series C Preferred Stock, may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion shall be calculated by adding together each product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(c)) for each tranche of Series C Preferred Stock held by such holder by the number of shares of each tranche of Series C Preferred Stock having such particular Applicable Purchase Price being converted. Upon conversion of their shares of Series C Preferred Stock into shares of Common Stock, holders of shares of Series C Preferred Stock shall also have the option to have all declared but unpaid dividends on such shares of Series C Preferred Stock converted into shares of Common Stock. The number of shares of Common Stock to be received upon the conversion of such declared but unpaid dividends shall, for each tranche of Series C Preferred Stock, be computed by multiplying the number of shares of Series C Preferred Stock which could have been purchased with such declared but unpaid dividends, assuming a Series C Preferred Stock purchase price equal to the Applicable Purchase Price per share, by the Applicable Conversion Rate in effect for such tranche at the time of such conversion.

          (b) Conversion Following Underwritten Public offering.

          (i) All outstanding shares of Series C Preferred Stock shall, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the Common Stock is sold at a price to the public of not less than an amount per share to be calculated as follows: (A) the aggregate sum of the Applicable Purchase Price for each tranche of Series C Preferred Stock multiplied by the number of shares issued in such tranche plus a dividend computed at a rate of 7% per share per annum, compounded annually as of the Applicable Issue Date (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock) divided by
(B) the total number of shares of Series C Preferred Stock issued and outstanding, and in which the aggregate gross proceeds (before deduction of any underwriting discounts, commissions or expenses) received by the Company from such public offering, shall equal or exceed Fifteen Million Dollars ($15,000,000), be converted automatically into the number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion pursuant to Section 5(a) hereof without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock.

              (ii) Upon the occurrence of the conversion specified in Section 5(b)(i), the holders of such Series C Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series C Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series C Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. In addition, the Company may, if the Board of Directors deems it reasonably necessary, require the holder to post a bond in connection with such indemnity agreement.

          (c) Applicable Conversion Rate. The conversion rate in effect at any
              --------------------------
time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing (i) the Applicable Purchase Price by (ii) the Applicable Conversion Value, calculated as provided in Section 5(d).

          (d) Applicable Conversion Value. The Applicable Conversion Value in
              ---------------------------
effect from time to time, except as subsequently adjusted in accordance with
Section 5(e) hereof, shall be equal to the quotient obtained by dividing (i) the Applicable Purchase Price by (ii) ten (10).

          (e) Adjustments to Applicable Conversion Value.

              (i) Upon Sales of Common Stock. If the Company shall, while there
                  --------------------------
are any shares of Series C Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value for any tranche of Series C Preferred Stock in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value for such tranche of Series C Preferred Stock upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying such Applicable Conversion Value by a fraction:

               (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value for such tranche, and

               (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of such additional shares of Common Stock so issued or deemed issued.

The Company's issuance of up to an aggregate of 3,544,737 shares of Common Stock or such greater number if approved by a majority of the Board of Directors (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock), or options exercisable therefor, pursuant to any stock purchase or stock option plan or other individual or group incentive program of any kind approved by the Board of Directors to the Company's officers, directors, employees or consultants shall have no effect on the calculations contemplated by this
Section  5(e).

               (C) For the purposes of this Section 5(e), with respect to each tranche of Series C Preferred Stock, the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) whether or not such conversion or exchange is conditional, shall be deemed an issuance at such time of such Common Stock. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at any time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value for any such tranche shall be made under this Section 5(e) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value with respect to this paragraph for any tranche of Series C Preferred Stock which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value for such tranche effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value for such tranche in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued.

     For purposes of this Section 5(e), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(e) consists of property other than cash, the Company at its expense will promptly cause independent public accountants of recognized standing selected by the Company to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Company with respect to receipt of such property.

     This Section 5(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(e)(ii)).

             (ii) Extraordinary Common Stock Event.  Upon the happening of an
                  --------------------------------
Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for each tranche of Series C Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value for such tranche by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock event, and the product so obtained shall thereafter be the Applicable Conversion Value for such tranche. The Applicable Conversion Value for such tranche, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

          (f) Dividends.  In the event the Company shall make or issue, or fix a
              ---------
record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provisions shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series C Preferred Stock.

          (g) Recapitalization or Reclassification.  If the Common Stock
              ------------------------------------
issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted (taking into account all accrued and unpaid dividends and interest with respect to such Series C Preferred Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (h)  Capital Reorganization Merger or Sale of Assets.  If at any time
               -----------------------------------------------
or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation or entity, or the sale of all or substantially all of the Company's properties and assets to any other person or persons, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that each holder of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of such holder's shares of Series C Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation or entity resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of each tranche of Series C Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     Each holder of Series C Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of electing treatment of his shares of Series C Preferred Stock under either this
Section 5(h) or Section 3(b) hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than five
(5) days before the effective date of such event.

          (i)  Accountant's Certificate as to Adjustments.  In each case of an
               ------------------------------------------
adjustment or readjustment of the Applicable Conversion Rate, the Company will furnish each holder of Series C Preferred Stock with a certificate, prepared by its chief financial officer showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Upon the request of any holder, the Company will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

          (j) Exercise of Conversion Privilege.  To exercise his conversion
              --------------------------------
privilege, a holder of Series C Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at such office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series C Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series C Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series C Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section 5, cash in the amount of all declared but unpaid dividends on such shares of Series C Preferred Stock, up to and including the Conversion Date, unless conversion of such declared but unpaid dividends into Common Stock has been elected, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (k) Cash in Lieu of Fractional Shares.  No fractional shares of Common
              ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series C Preferred Stock, the Company shall pay to the holder of the shares of Series C Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.

          (l) Partial Conversion.  In the event some but not all of the shares
              ------------------
of Series C Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series C Preferred Stock which were not converted.

          (m) Reservation of Common Stock.  The Company shall at all times
              ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock and all unpaid dividends thereon, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock and all unpaid dividends thereon, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6.   No Reissuance of Series C Preferred Stock.  No share or shares of
          -----------------------------------------
Series C Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Preferred Stock accordingly.

     7.   Restrictions and Limitations.
          ----------------------------

          (a) Except as expressly provided herein or as required by law, neither the Company nor any subsidiary of the Company (which shall mean any corporation or trust of which the Company directly or indirectly owns at the time all of the outstanding shares of every class of such corporation or trust other than directors' qualifying shares) shall, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock voting together, each share of Series C Preferred Stock to be entitled to one vote in each instance for each share of Common Stock into which such Preferred Stock is then convertible:

             (i) Redeem, purchase or otherwise acquire for value or (pay in, to or set aside for a sinking fund for such purpose), any share or shares of Series C Preferred Stock;

             (ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series C Preferred Stock as to liquidation preferences, conversion rights, redemption rights, dividend rights, voting rights or otherwise;

             (iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any subsidiary thereof, or any consolidation or merger involving the Company or any subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Company;

             (iv) Effect any merger by the Company with or into any business entity or any acquisition by the Company of any assets or business having a fair market value in excess of One Million Dollars ($1,000,000) U.S.; or

             (v) Amend its Amended and Restated Certificate of Incorporation, if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series C Preferred Stock.

     8.   No Dilution or Impairment.  Except as provided in Section  7 above,
          -------------------------
the Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series C Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series C Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series C Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Series C Preferred Stock from time to time outstanding and all accrued and unpaid dividends thereon, and
(c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Series C Preferred Stock set forth herein.

     9.   Notices of Record Date.  In the event of
          ----------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

     This Certificate of Designation was duly adopted in accordance with the applicable provisions of Section 151 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Engage Technologies, Inc. has caused this Certificate of Designation of Series C Convertible Preferred Stock to be signed by Paul L. Schaut, its President, this 5th day of May, 1999.



                                             By:_______________________________
                                                Paul L. Schaut, President

                                   EXHIBIT D
                                   ---------

                                 Ipro analysis

Engage Technologies, Inc.
Fully Diluted Common Equivalent Shares
                                                                             %
                                                        # of shares       ownership         $ ownership
                                                        -----------       ---------         ------------
Fully diluted common equivalent shares
Before IPro Acquisition
   Engage Option Pool (total including exercised)         2,894,737          14.6%          $ 29,273,707
   Preferred Series A                                    15,000,000          75.8%          $151,691,021
   Preferred Series B - Sumitomo                            238,597           1.2%          $  2,412,868      --------------------
   Preferred Shares issued in interco debt conversion     1,643,710           8.3%          $ 16,622,403        Ave. share price
                                                        -----------       ---------         ------------                    10.11
                    Total capitalization                 19,777,044         100.0%          $200,000,000      --------------------
                                                        ===========       =========         ============

                                                        -----------       ---------         ------------
   CMGI ownership                                        16,643,710          84.2%          $168,313,424
                                                        -----------       ---------         ------------


Fully diluted common equivalent shares                                                      ------------
                                                                                             230,000,000
IPro Acquisition - (before additional Option grants)                                        ------------
   Engage Option Pool (total including exercised)         2,894,737          12.7%          $ 29,273,707
   Preferred Series A                                    15,000,000          66.0%          $151,691,021
   Preferred Series B - Sumitomo                            238,597           1.0%          $  2,412,868
   Preferred Shares issued in interco debt conversion     1,643,710           7.2%          $ 16,622,403
                                                        -----------       ---------         ------------
 Subtotal shares pre-IPro                                19,777,044          87.0%          $200,000,000

                                                                                                              --------------------
  Engage Shares issued to CMGI - IPro acquisition         2,184,599           9.6%          $ 22,086,300            Purchase
  Engage Shares issued to former IPro shareholders          505,092           2.2%          $  5,106,480              Price
  Engage Options issued to former IPro optionships          277,668           1.2%          $  2,807,220           30,000,000
                                                                                                              --------------------
                                                                                                                Ave. share price
                                                        -----------       ---------         ------------      --------------------
                    Total capitalization                 22,744,403         100.0%          $230,000,000                    10.11
                                                        ===========       =========         ============      --------------------

                                                        -----------       ---------         ------------
   CMGI ownership                                         18,828,309          82.8%          $190,399,725
                                                        ===========       =========         ============


IPro Acquisition - including additional Options
granted in purchase
   Engage Option Pool (total including exercised)         2,894,737          12.5%          $ 28,801,191
   Preferred Series A                                    15,000,000          64.9%          $149,242,526
   Preferred Series B - Sumitomo                            238,597           1.0%          $  2,373,921
   Preferred Shares issued in interco debt conversion     1,643,710           7.1%          $ 16,354,096
   Engage Shares issued to CMGI - IPro acquisition        2,184,599           9.5%          $ 21,735,676
   Engage Shares issued to former IPro shareholders         505,092           2.2%          $  5,025,414

   Engage Option issued to former IPro optionholders        277,668           1.2%          $  2,762,655
   Additional Engage options reserved for IPro              372,332           1.6%          $  3,704,522
   employees                                            -----------       ----------        ------------

                         Subtotal IPro options              650,000           2.8%          $  6,467,176
                                                                                                              --------------------
                                                        -----------       ----------        ------------         Ave. share price
                         Total capitalization            23,116,735           100%          $230,000,000                    9.95
                                                        ===========       ==========        ============      --------------------

                                                        -----------       ----------        ------------
  CMGI ownership                                         18,828,309          81.4%          $187,332,298
                                                        -----------       ----------        ------------
